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                                                        Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Blyth Industries, Inc. and Subsidiaries on Form S-8 (Nos. 33-91954 and 333-50011) and Form S-3 (No. 333-37659) of our report dated March 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Blyth Industries, Inc. and Subsidiaries as of January 31, 1997 and 1996 and for each of the two years in the period ended January 31, 1997 which report is included in the Annual Report on Form 10-K for the year ended January 31, 1998.

                               /s/ Grant Thornton LLP
                               -----------------------
                                   GRANT THORNTON LLP


Chicago, Illinois
April 29, 1998